UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2006
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
(Commission File Number)

Delaware	77-0054952
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02 Results of Operations and Financial Condition
     On March 2, 2006, Adeza Biomedical Corporation (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2005. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (d) On March 1, 2006, the Company issued a press release announcing the appointment of Greg Vontz as a member of its board of directors (the “Board”), effective as of February 28, 2006. Mr. Vontz will serve as a class I director. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
     In connection with his appointment to the Board, Mr. Vontz received an automatic grant of an option to purchase 22,500 shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). The exercise price of the option is $22.20 per share, and the option vests and becomes exercisable in 48 equal monthly installments. In addition, Mr. Vontz is eligible to receive the cash compensation payable to non-employee directors pursuant to the Company’s non-employee director compensation policy, and equity awards pursuant to the 2004 Plan. The Company has also entered into its standard form of indemnification agreement with Mr. Vontz.
     It has not yet been determined which committees of the Board to which Mr. Vontz is expected to be named.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
Exhibit 99.1           Press release dated March 2, 2006

Exhibit 99.2           Press release dated March 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION
Date: March 2, 2006	By:	/s/ Mark D. Fischer Colbrie
Mark D. Fischer-Colbrie
Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release dated March 2, 2006
99.2	Press release dated March 1, 2006